EXHIBIT 5.1
[HELLER EHRMAN LETTERHEAD]
September                    , 2005
Board of Directors
Mercer International Regco Inc.
650 West Georgia Street, Suite 2840
Vancouver, BC V6B 4N8
CANADA
Re: Mercer International Regco Inc. — Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Mercer International Regco Inc., a Washington corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 45,944,116 shares of Common Stock, par value $1.00 per share (the “Securities”) of the Company and related preferred stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated as of December 23, 2003, as amended (the “Rights Agreement”), between the Company, as successor to Mercer International Inc., and Computershare Trust Company of Canada, as Rights Agent (the “Rights Agent”). All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Registration Statement.
I.
     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:
(a)	The Registration Statement;

(b)	The Articles of Incorporation of the Company filed with the Washington Secretary of State on July 12, 2005, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of Existence relating to the Company issued by the Washington Secretary of State, dated September , 2005;

(d)	The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

Mercer International Regco Inc.
September                , 2005

(e)	The Rights Agreement;

(f)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the Conversion; and

(g)	A certificate (the “Officer’s Certificate”) of an officer of the Company as to certain factual matters.
II.
     This opinion is limited to the federal laws of the United States of America, and the laws of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
III.
     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:
(a)	When (i) the Registration Statement has become effective under the Securities Act, (ii) the Agreement and Plan of Merger, attached as Appendix A to the prospectus/proxy statement, and the Articles of Amendment of the Declaration of Trust of Mercer, attached as Appendix F to the prospectus/proxy statement that is a part of the Registration Statement, have been duly adopted by the shareholders of Mercer at the Special Meeting, (iii) the Articles of Amendment of the Declaration of Trust of Mercer have been duly filed with the Secretary of State of the State of Washington, (iv) all filings required to be made to effect the Merger with any governmental authority shall have been made or obtained, (v) all other conditions to the effectiveness of the Merger (as defined in the Merger Agreement) have been satisfied or waived in accordance with the terms of the Merger Agreement and (vi) the Securities have been issued in accordance with the terms of the Merger Agreement, the Securities will be validly issued, fully paid and non-assessable.

(b)	Assuming that the amendments to the Rights Agreement necessary in connection with the Conversion to permit the issuance of the Rights, have been duly authorized, executed and delivered by the Rights Agent and have been executed and delivered by Mercer, Amalgamated Mercer and Transition Co., when (i) each of the conditions specified in paragraph III(a) has been satisfied (ii) the Securities have been duly issued in accordance with the terms of the Merger Agreement and (iii) all filings required to be made to effect the Conversion with any governmental authority shall have been made or obtained, the Rights associated with the Securities will be validly issued.

Mercer International Regco Inc.
September                    , 2005

IV.
     We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder or that we are experts with respect to any portions of the Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than Mercer, our client. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.
Very truly yours,

Heller Ehrman LLP